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                                                                    Exhibit 10.3


      INDEMNIFICATION AGREEMENT, dated as of ______, 1998, between CLAIMSNET.COM INC., a Delaware corporation with executive offices located at 12801 North Central Expressway, Dallas, Texas 75243 (the "Company"), and ___________, an individual serving as [a director][an officer][a director and officer] of the Company residing at _________________ (the "Individual").

                                   WITNESSETH:

      WHEREAS, the Individual currently serves as [a director][an officer][a director and officer] of the Company; and

      WHEREAS, the Company desires to ensure the continued services of the Individual in such capacity and, in furtherance thereof, desires to provide to the Individual additional rights to indemnification pursuant to, and in accordance with, this Agreement.

      NOW THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1.        Rights to Indemnification; Procedural Matters.

              (a) The Company shall indemnify the Individual in the event that the Individual is made a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Individual in connection with such action, suit, or proceeding if the Individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

              (b) The Company shall indemnify the Individual in the event that the Individual is made a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Individual is or was a director, officer, employee, incorporator, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, incorporator, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses


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(including counsel fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) Any indemnification under paragraphs (a) or (b) of this Section 1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of such director, officer, employee, or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b) of this
Section 1, as applicable. Such determination shall be made (i) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the a majority vote of a quorum of stockholders of the Company.

      Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by any person referred to in Section 1 in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Agreement.

      Section 3. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders, resolution of disinterested directors, by provision of law, or otherwise, in each case whether currently in effect or hereafter adopted.

      Section 4. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of the Individual against any liability asserted against him and incurred by him in his or her capacity as an officer, director, employee, incorporator, or agent of the Company, or as a director, officer, employee, incorporator, or agent of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Company, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under this Agreement.

      Section 5. Matters Covered. The indemnification and advancement of expenses provided for by this Agreement shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Agreement. Such indemnification and advancement of expenses shall continue as to the Individual even in the event that the Individual has ceased to be a director,


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officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators thereof.

      Section 6.        Miscellaneous.

              (a) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

                  (b) This Agreement may be modified only by a written instrument duly executed by each party hereto.

                  (c) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   CLAIMSNET.COM INC.

                                   By:
                                      ------------------------
                                      Name:
                                      Title:

                                   ---------------------------
                                   Name: